UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 30, 2019
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United Financial Bancorp, Inc.
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Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Asylum Street Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UBNK	NASDAQ Global Select Stock Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On April 30, 2019, Brandon C. Lorey (“Lorey”) submitted his resignation to United Financial Bancorp, Inc. and United Bank (collectively, “United”) and mutually Lorey and United have agreed that Lorey will leave his positions at United, primarily Executive Vice President and Head of Consumer Banking, effective June 3, 2019. Mr. Lorey has accepted a position as the Chief Executive Officer of an out-of -market financial institution, therefore his departure will be treated as a voluntary termination under his Employment Agreement. United intends to eliminate the Executive Vice President and Head of Consumer Banking position, and those duties will be absorbed by other members of the management team.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2019	UNITED FINANCIAL BANCORP, INC. Registrant

	By:	/s/ Eric R. Newell
Eric R. Newell Executive Vice President/ Chief Financial Officer